Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 7, 2008 (this “Fourth Supplemental Indenture”) among WPP Finance (UK), a private unlimited liability company organized and existing under the laws of England and Wales (the “Issuer”), WPP Air 1 Limited and WPP Air 3 Limited, each Irish limited companies (the “WPP UK Partnership Partners”), to be partners of an English general partnership to be formed prior to the Asset Conveyance Time (as defined below) (“WPP UK Partnership”), Young & Rubicam Brands US Holdings (formerly known as WPP Spangle), a private unlimited company organized and existing under the laws of England and Wales (“Young & Rubicam”), WPP 2005 Limited (formerly known as WPP Group plc), a private limited liability company organized and existing under the laws of England and Wales (the “Company”), WPP Group plc (formerly known as WPP 2005 plc), a public limited company organized and existing under the laws of England and Wales (“WPP”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”). All capitalized terms used herein without definition shall have the meanings specified in the Indenture referred to below, unless otherwise specified.

WITNESSETH:

WHEREAS, the Issuer, the Company and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States, as trustee (the “Initial Trustee”) executed and delivered an Indenture, dated as of June 23, 2004 (as supplemented and amended, the “Indenture”), to provide for the issuance by the Issuer and the guarantee by the Company of debt securities to be issued in one or more series (the “Securities”);

WHEREAS, as of June 23, 2004, the Issuer, the Company and the Initial Trustee executed and delivered a First Supplemental Indenture to create a series of Securities to be issuable under the Indenture and to be known as the Issuer’s “5.875% Notes due 2014”;

WHEREAS, on October 25, 2005 (the “Scheme Effective Date”) pursuant to a Scheme of Arrangement (under Section 425 of the United Kingdom Companies Act 1985), dated August 31, 2005, between the Company and the holders of the Company’s ordinary shares (the “Scheme”), (a) all outstanding ordinary shares of the Company were cancelled and extinguished, (b) new shares of the Company having an aggregate nominal amount equal to the cancelled and extinguished ordinary shares were allotted and issued to WPP (and as a result the Company became a wholly-owned subsidiary of WPP), and (c) in consideration for the cancellation of the Company’s ordinary shares and the issuance of the Company’s ordinary shares to WPP, WPP allotted and issued to holders of the Company’s ordinary shares one ordinary share of WPP for each of the Company’s ordinary shares canceled under the Scheme;

WHEREAS, on June 27, 2006, WPP, the Issuer, the Company and the Initial Trustee executed and delivered a Second Supplemental Indenture pursuant to which WPP became a co-obligor, jointly and severally with the Company, under the Indenture, from and after the Scheme Effective Date;

WHEREAS, on November 28, 2006, pursuant to Section 610 of the Indenture, the Initial Trustee resigned and was succeeded by the Trustee;

WHEREAS, on December 19, 2006, WPP, the Issuer, the Company, WPP Spangle, and the Trustee executed and delivered a Third Supplemental Indenture pursuant to which WPP Spangle become a co-obligor, jointly and severally with the Company and WPP;

WHEREAS, WPP and certain of its subsidiaries contemplate entering into a reorganization transaction under which (i) pursuant to a Scheme of Arrangement (under Part 26 of the United Kingdom Companies Act 2006) between WPP and the holders of WPP ordinary shares by which WPP plc, a Jersey incorporated public company (“New WPP”) will agree to be bound (the “Scheme II”), on the effective date of the Scheme II (the “Scheme II Effective Date”), (a) all outstanding ordinary shares of WPP will be cancelled and extinguished, (b) new shares of WPP having an aggregate nominal amount equal to the cancelled and extinguished ordinary shares of WPP will be allotted and issued to New WPP (and as a result WPP will become a wholly-owned subsidiary of New WPP), and (c) in consideration for the cancellation of the ordinary shares of WPP and the issuance of ordinary shares of WPP to New WPP, New WPP will allot and issue to holders of ordinary shares of WPP one New WPP ordinary share for each ordinary share of WPP canceled under the Scheme II and (ii) promptly after the Scheme II Effective Date, a subsidiary of the Company and WPP will convey to the WPP UK Partnership Partners, as partners of WPP UK Partnership, assets that may constitute “substantially all of the assets” of the Company and WPP (such conveyance, the “Asset Conveyance” and the time of such conveyance, the “Asset Conveyance Time”);

WHEREAS, pursuant to Section 801 of the Indenture, in connection with the Asset Conveyance, the WPP UK Partnership Partners, are expressly assuming, from and after the Asset Transfer Time, pursuant to Article I of this Fourth Supplemental Indenture, all of the obligations on the Securities and the performance or observance of every covenant of the Indenture and any related registration rights agreement on the part of the Issuer, the Company, Young & Rubicam or WPP to be performed or observed (including any obligation to pay any Additional Amounts and, in the case of the Company, the performance or observance of its Guarantee), without releasing the Issuer, the Company, WPP or Young & Rubicam from their respective obligations under the Indenture;

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, the Company and the Trustee may, without the consent of the Holders, enter into this Fourth Supplemental Indenture;

WHEREAS, in connection with the execution and delivery of this Fourth Supplemental Indenture, the Trustee has received an Opinion of Counsel as contemplated by Sections 102, 801(4) and 903 of the Indenture;

WHEREAS, all other acts necessary to make this Fourth Supplemental Indenture a valid, binding and enforceable instrument, and all of the conditions and requirements set forth in the Indenture, have been performed and fulfilled and the execution and delivery of this Fourth Supplemental Indenture have been in all respects duly authorized.

NOW THEREFORE, the parties have executed and delivered this Fourth Supplemental Indenture, and each of the Issuer, the Company, WPP, Young & Rubicam, the WPP UK Partnership Partners and the Trustee hereby agrees for the other parties’ benefit, and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

WPP UK PARTNERSHIP AGREEMENT TO ASSUME

The WPP UK Partnership Partners, as the partners of WPP UK Partnership, hereby expressly agree to assume, from and after the Asset Conveyance Time, all of the Issuer, the Company, Young & Rubicam and WPP’s obligations on the Securities and the performance or observance of every covenant of the Indenture and any related registration rights agreement on the part of the Issuer, the Company or WPP to be performed or observed (including any obligation to pay any Additional Amounts and, in the case of the Company, the performance or observance of its Guarantee). The foregoing shall not relieve the Issuer, the Company, WPP or Young & Rubicam from their respective obligations under the Indenture.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. AUTHORITY. Each of the Issuer, the Company, WPP, Young & Rubicam and the WPP UK Partnership Partners represents and warrants that it has been duly authorized under applicable law to execute, deliver and perform this Fourth Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Fourth Supplemental Indenture by it has been duly and effectively taken.

Section 2.02. TRUTH OF RECITALS AND STATEMENTS OF THE ISSUER. Each of the Issuer, the Company, WPP, Young & Rubicam and the WPP UK Partnership Partners represents and warrants that the recitals of fact and statements contained in this Fourth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by it in connection herewith will be true and correct in all material respects.

Section 2.03. EXECUTION OF FOURTH SUPPLEMENTAL INDENTURE. Each of the Issuer, the Company, WPP, Young & Rubicam and the WPP UK Partnership Partners represents and warrants that the execution of this Fourth Supplemental Indenture is permitted by the terms of the Indenture and all conditions precedent to its execution have been complied with.

Section 2.04. NO ADVERSE EFFECT. Each of the Issuer, the Company, WPP, Young & Rubicam and the WPP UK Partnership Partners represents and warrants that the changes to the Indenture set forth in this Fourth Supplemental Indenture do not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 2.05. FORMATION OF PARTNERSHIP. Each of the Issuer, the Company, WPP, Young & Rubicam and the WPP UK Partnership Partners represents and warrants that WPP Air 1 Limited and WPP Air 3 Limited will be the only partners of WPP UK Partnership at the Asset Conveyance Time.

ARTICLE III

MISCELLANEOUS

Section 3.01. BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Fourth Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

Section 3.02. CONSTRUCTION. All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Section 3.03. RELATION TO INDENTURE. This Fourth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Fourth Supplemental Indenture with the same force and effect as if the same were set forth in full in this Fourth Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Fourth Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms and provisions, as supplemented and amended by this Fourth Supplemental Indenture and the Indenture and this Fourth Supplemental Indenture shall be read, taken and construed together as one instrument.

Section 3.04. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 3.05. GOVERNING LAW. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

WPP FINANCE (UK)

By:	/S/ PAUL W.G. RICHARDSON
Name:	Paul W.G. Richardson
Title:	Director

YOUNG & RUBICAM BRANDS US HOLDINGS

By:	/S/ PAUL W.G. RICHARDSON
Name:	Paul W.G. Richardson
Title:	Director

WPP GROUP PLC

By:	/S/ PAUL W.G. RICHARDSON
Name:	Paul W.G. Richardson
Title:	Director

WPP AIR 1 LIMITED

By:	/S/ JIM CONDREN
Name:	Jim Condren
Title:	Director

WPP AIR 3 LIMITED

By:	/S/ JIM CONDREN
Name:	Jim Condren
Title:	Director

WPP 2005 LIMITED

By:	/S/ PAUL W.G. RICHARDSON
Name:	Paul W.G. Richardson
Title:	Director

WILMINGTON TRUST COMPANY, as Trustee,

By:	/S/ MICHAEL G. OLLER, JR.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President